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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) NOVEMBER 30, 1999

                        OCCIDENTAL PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)



            DELAWARE                    1-9210                95-4035997
  (State or other jurisdiction        (Commission           (I.R.S. Employer
       of incorporation)              File Number)         Identification No.)



              10889 WILSHIRE BOULEVARD
              LOS ANGELES, CALIFORNIA                             90024
      (Address of principal executive offices)                  (ZIP code)


               Registrant's telephone number, including area code:
                                 (310) 208-8800


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Item 5.  Other Events
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     On November 30, 1999, Occidental Petroleum Corporation said that two debt tender offers, combined with a previously announced debt redemption, will be funded by the net proceeds from its $775 million settlement of a lawsuit against Chevron to reduce debt.

     Occidental announced today that it is offering to purchase for cash any and all of its 10-1/8 percent Senior Notes due November 15, 2001, with an aggregate principal amount outstanding of $330 million, and its 11-1/8 percent Senior Notes due August 1, 2010, with an aggregate principal amount outstanding of $150 million.

     Last week, Occidental's OXY USA Inc. subsidiary announced its election to redeem on December 22, 1999 its $274 million of 7 percent debentures due 2011. Total outstanding aggregate principal amount of securities subject to the tender offers and the redemption is $754 million.

     The tender offers are made upon the terms and subject to the conditions set forth in the Offer to Purchase dated November 30, 1999.

     The consideration for each $1,000 principal amount of the 10-1/8 percent Notes tendered pursuant to the applicable offer will be determined in the manner described in the Offer to Purchase by reference to the yield to maturity on the
5.875 percent U.S. Treasury Note due November 30, 2001 at the time of the tender, plus 37.5 basis points plus any accrued and unpaid interest to but excluding the date of payment.

     The consideration for each $1,000 principal amount of the 11-1/8 percent Notes tendered pursuant to the applicable offer will be determined in the manner described in the Offer to Purchase by reference to the yield to maturity on the 6 percent U.S. Treasury Note due August 15, 2009 at the time of the tender, plus 100 basis points plus any accrued and unpaid interest to but excluding the date of payment.

     Settlement of the tender offers will occur on the third New York Stock Exchange trading day following the date of tender of the applicable securities.

     Each tender offer will commence on Tuesday, November 30, 1999, and expire at 5 p.m., New York City time, on Friday, December 10, 1999, unless extended or earlier terminated. Holders of debt securities wishing to tender may do so at any time between 9 a.m. and 5 p.m., New York City time, on any New York Stock Exchange trading day during the period in which the offer is open.

     Credit Suisse First Boston Corporation and J.P. Morgan Securities Inc. will serve as Dealer Managers for the tender offers.

     This report is neither an offer to purchase nor a solicitation of an offer to sell securities. The offer to purchase securities is made only by the Offer to Purchase. Questions concerning the terms of the tender offers may be directed to J.P. Morgan at 800-831-2035 or Credit Suisse First Boston at 800-820-1653. Questions concerning the procedures for tendering notes or requests for the Offer to Purchase documents may be directed to Georgeson Shareholder Communications

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Inc., the Information Agent, at 800-223-2064. Bankers and brokers should call collect at 212-440-9800.

     This report may contain forward-looking statements that reflect management's expectations and are based upon data available at the time. Actual results are subject to future events and uncertainties that could materially impact performance.

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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             OCCIDENTAL PETROLEUM CORPORATION
                                                       (Registrant)


DATE:    November 30, 1999                   S. P. Dominick, Jr.
                                             -----------------------------------
                                             S. P. Dominick, Jr., Vice President
                                             and Controller